UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada			0-18953	87-0448736
(State or Other Jurisdiction			(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon Ave.,	Tulsa,	Oklahoma		74107
(Address of Principal Executive Offices)				(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AAON	NASDAQ

Explanatory Note

This Current Report on Form 8-K/A amends and supplements the Current Report filed by AAON, Inc. (the “Company) on November 6, 2023. The Company inadvertently omitted the 'Item 9.01 filing tag' within the EDGAR Filing System.

Item 5.02    Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    Appointment of Certain Officers

On November 6, 2023, AAON, Inc. (the "Company") announced its Board of Directors has made the following promotions, each effective January 1, 2024. Matt Tobolski has been appointed to the position of President and Chief Operating Officer of the Company. Mr. Tobolski currently serves as President and Co-Founder of the Company's wholly-owned subsidiary, BasX, Inc. (including its predecessor in interest, BasX, LLC, "BASX"), a position he has held since 2014. In addition, from 2017 to 2022, Mr. Tobolski served as an Executive Advisor to Structural Integrity Associates, Inc., following the sale of his prior companies, Tobolski Watkins Engineering, Inc. (where he served as President, CEO and Co-Founder from 2008 to 2017) and TRU Compliance, LLC (where he served as President and Co-Founder from 2015 to 2017).

Additionally, the Company announced the promotion of Dave Benson to the position of Vice President of the Company and President of BASX. Mr. Benson currently serves as Co-Founder and Chairman of BASX, a position he has held since 2014. From 1993 to 2014, Mr. Benson was President and Founder of Huntair, Inc., and before that held various executive roles in facilities and manufacturing.

Stephen Wakefield, who currently serves as Vice President and Chief Operating Officer, will now serve as Vice President of the Company and Executive Vice President of the Company's wholly-owned subsidiary, AAON Inc. (an Oklahoma Corporation). Prior to his promotion to his current position of Vice President and Chief Operating Officer in 2020, Mr. Wakefield served as Vice President of Engineering from 2018 to 2020, Director of Engineering from 2017 to 2018, and prior to that held various engineering leadership roles in the Company for over 15 years.

Rob Teis is changing roles from Vice President of Sales and Marketing to Vice President of Business Technology. Prior to his promotion to Vice President of Sales and Marketing in 2022, Mr. Teis served as Director of Sales from 2017 to 2022, and Applied Equipment Sales Engineer for the Company for 15 years.

Messrs. Tobolski, Benson, Wakefield and Teis will each be eligible to participate in all elements of the Company’s executive compensation package. The Company has not entered into employment agreements with any of Messrs. Tobolski, Benson, Wakefield or Teis in connection with their election to their respective positions.

Messrs. Tobolski, Wakefield and Teis do not have any family relationships with any of the Company’s directors or officers and are not party to any transactions of the type listed in Item 404(a) of Regulation S-K. Mr. Benson's son currently serves as Senior Manager – Inside Sales & Projects of BASX.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press release announcing President, COO and executive leadership alignment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	November 8, 2023	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary